Exhibit 4.7

WARRANT

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS IN THESE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A “U.S. PERSON” OR A PERSON IN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

GOLDRICH MINING COMPANY

CLASS M WARRANTS

TO PURCHASE SHARES

OF COMMON STOCK OF

GOLDRICH MINING COMPANY

CERTIFICATE NO.: 1

Class M Warrant to Purchase

● Shares of Common Stock

January 29, 2014

(“Issue Date”)

FOR VALUE RECEIVED, GOLDRICH MINING COMPANY, an Alaska corporation (the “Company”), hereby certifies that ______, its successor or permitted assigns (the “Holder”), is entitled, subject to the provisions of this Class M Warrant, to purchase from the Company, at the times specified herein, ● fully paid and non-assessable shares of common stock of the Company, par value $0.10 per share (the “Common Shares”), at a purchase price per share equal to the Exercise Price (as hereinafter defined).

1.

Definitions.  (a)  The following terms, as used herein, have the following meanings:

“Accelerated Expiration Price” has the meaning set forth in Section 4(a) hereof.

“Acceleration Trigger Date” has the meaning set forth in Section 4(a) hereof.

“Affiliate” shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended.

“Business Day” means any day except a Saturday, Sunday or any other day on which commercial banks in the City of Spokane, Washington are authorized by law to close.

“Cashless Exercise” has the meaning set forth in Section 3 hereof.

“Common Stock” means the Common Stock, par value $0.10 per share, of the Company.

“Duly Endorsed” means duly endorsed in blank by the Person or Persons in whose name a stock certificate is registered or accompanied by a duly executed stock assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the Financial Industry Regulatory Authority.

“Exercise Date” means the date a Warrant Exercise Notice is delivered to the Company in the manner provided in Section 10 below.

“Exercise Price” means the greater of (i) $0.15 per Class M Warrant or (ii) the Market Price, as defined below.

“Expiration Date” means 5:00 p.m. (Spokane, Washington) on the date that is five (5) years after the Issue Date provided that if such date shall in the City of Spokane, Washington be a holiday or a day on which banks are authorized to close, then 5:00 p.m. on the next following day which in the City of Spokane, Washington is not a holiday or a day on which banks are authorized to close.

“Initial Warrant Issue Date” means the date hereof.

“Market Price” means the closing price of the Common Shares on the Common Shares’ Principal Market in the United States or Canada on the last Business Day before the date of issuance of the Warrants

“Person” means an individual, partnership, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Market” means the OTCBB or the primary securities exchanges or market on which such security may at the time be listed or quoted for trading.

“Trading Day” means any day on which trading occurs on the OTCBB (or such other exchange or market as the Common Shares may trade on in the United States).

“Warrant Shares” means the Common Shares deliverable upon exercise of this Class M Warrant, as adjusted from time to time.

2.

Exercise of Class M Warrant.

(a)

The Holder is entitled to exercise this Class M Warrant in whole or in part at any time on or after the Initial Warrant Issue Date until the Expiration Date.  To exercise this Class M Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto.  No earlier than five (5) days after delivery of the Warrant Exercise Notice, the Holder shall deliver to the Company this Class M Warrant Certificate, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, together with payment of the applicable Exercise Price.  Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.  No fractional shares will be issued.

(b)

The Exercise Price may be paid to the Company in cash or by certified or official bank check or bank cashier’s check payable to the order of the Company, or by wire transfer or by any combination of cash, check or wire transfer.

(c)

If the Holder exercises this Class M Warrant in part, this Class M Warrant Certificate shall be surrendered by the Holder to the Company and a new Class M Warrant of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company.  The Company shall register the new Class M Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph 6 hereof as may be directed in writing by the Holder and deliver the new Class M Warrant Certificate to the Person or Persons entitled to receive the same.

(d)

Upon surrender of this Class M Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Class M Warrant Certificate appropriate evidence of ownership of the Common Shares or other securities or property to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property to the Person or Persons entitled to receive the same.

(e)

In no event may the Holder exercise these Class M Warrants in whole or in part unless (i) the Holder certifies that it is an “accredited investor” as defined under Rule 501(a) of Regulation D and makes the representations, warranties and agreements set forth in the exercise subscription form attached hereto, (ii) the Holder certifies that it has an exemption from registration under the U.S. Securities Act and any applicable state securities laws available, and has delivered to the Company an opinion of counsel to such effect, it being understood that any opinion of counsel tendered in connection with the exercise of the Warrants must be in form and substance reasonably satisfactory to the Corporation, or (iii) the Holder is a non-U.S. person (as defined in Regulation S of the U.S. Securities Act) exercising these Class M Warrants in an “offshore transaction” in accordance with the requirements of Regulation S of the U.S. Securities Act.

(f)

The Company will not be obligated to issue any fractional shares upon exercise of this Class M Warrant and, upon exercise of this Class M Warrant, the Company shall pay Holder in cash for any fractional shares that otherwise would be issuable.

3.

Cashless Exercise.  Holder may, in its sole discretion, exercise this Class M Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise, elect instead to receive upon such exercise the “net number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

X =

Y(A-B)

                  A

X =

the number of Warrant Shares to be issued to Holder upon exercise pursuant to this Section 3;

Y =

the number of Warrant Shares issuable upon exercise of the Class M Warrant so surrendered, without giving effect to this Section 3;

 A =

the Market Price of one Common Share as of the day of exercise; and

 B =

the per share Exercise Price in effect on the Initial Warrant Issue Date.

4.

Accelerated Expiration Date.

(a)

If at any time following the Initial Warrant Issue Date the volume weighted average of the Common Shares on the Common Shares’ Principal Market in the United States or Canada exceeds $0.42 (the “Accelerated Expiration Price”) for a period of twenty consecutive trading dates, then on the date that is the 20th consecutive trading date (the “Acceleration Trigger Date”), the Company may, in its sole discretion, accelerate the Expiration Date of this Class M Warrant, in whole or in part, by giving written notice to the Holder within 10 business days of the occurrence thereof and in such case this Class M Warrant, in whole or in part, will expire on the 20th business day after the date on which such notice is given by the Company to the Holder of the Acceleration Trigger Date.

(b)

This Warrant has been issued pursuant to a senior note purchase agreement between the Company and the original holder of this Warrant (the “Purchaser”) dated January 24, 2014 (the “Note Purchase Agreement”).  Upon termination of the Note Purchase Agreement as provided in Section 10 of the Note Purchase Agreement, this Warrant shall remain outstanding and exercisable in accordance with the terms hereof.

5.

Restrictive Legend.  Certificates representing Common Shares issued pursuant to this Class M Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Class M Warrant Certificate to the extent that and for so long as such legend is required pursuant to applicable law.

6.

Covenants of the Company.

(a)

The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Class M Warrant such number of its authorized but unissued Common Shares or other securities of the Company from time to time issuable upon exercise of this Class M Warrant as will be sufficient to permit the exercise in full of this Class M Warrant.  All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

(b)

The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Class M Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Common Shares receivable upon the exercise of this Class M Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Class M Warrant, and (iii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Class M Warrant.

(c)

Before taking any action which would cause an adjustment reducing the current Exercise Price below the then par value, if any, of the Common Shares issuable upon exercise of the Class M Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Shares at such adjusted Exercise Price.

(d)

Before taking any action which would result in an adjustment in the number of Common Shares for which this Class M Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)

The Company covenants that during the period the Class M Warrant is outstanding, it will use its best efforts to comply with any and all reporting obligations under the Securities Exchange Act of 1934, as amended.

(f)

The Company will take all such reasonable action as may be necessary (i) to maintain a Principal Market for its Common Shares in the United States and (ii) to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Shares may be listed.

(g)

The Company shall preserve and maintain its corporate existence and all licenses and permits that are material to the proper conduct of its business.

(h)

The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Class M Warrant.

7.

Exchange, Transfer or Assignment of Class M Warrant; Registration.

The Holder agrees that this Class M Warrant is non-transferable.

8.

Anti-Dilution Provisions.  The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Class M Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a)

In case the Company shall (i) declare a dividend or make a distribution on its outstanding Common Shares in Common Shares, (ii) subdivide or reclassify its outstanding Common Shares into a greater number of shares, or (iii) combine or reclassify its outstanding Common Shares into a smaller number of shares, the number of Warrant Shares shall be proportionately adjusted to reflect such dividend, distribution, subdivision, reclassification or combination. For example, if the Company declares a 2 for 1 stock split and the number of Warrant Shares immediately prior to such event was 200,000, the number of Warrant Shares immediately after such event would be 400,000.  Such adjustment shall be made successively whenever any event listed above shall occur.

(b)

Whenever the number of Warrant Shares is adjusted pursuant to Subsection (a) above, the Exercise Price shall simultaneously be adjusted by multiplying the Exercise Price immediately prior to such event by the number of Warrant Shares immediately prior to such event and dividing the product so obtained by the number of Warrant Shares, as adjusted. If an Exercise Price has not yet been established, an adjustment thereof shall be deferred until one is established pursuant to the terms of this Class M Warrant.

(c)

No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this Subsection (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(d)

Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Class M Warrant to be mailed to the Holder.  The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

(e)

In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Holder of this Class M Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Shares, thereafter the number of such other shares so receivable upon exercise of this Class M Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Subsection (a), above.

(f)

Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Class M Warrant, Class M Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Class M Warrant.

(g)

In case at any time or from time to time conditions arise by reasons of action taken by the Company, which in the reasonable opinion of its Board of Directors, are not adequately covered by the provisions of Section 8 hereof, and which might materially and adversely affect the exercise rights of the Holder hereof, the Board of Directors shall appoint a firm of independent certified public accountants, which may be the firm regularly retained by the Company, which will give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of Section 8 necessary with respect to the Exercise Price then in effect and the number of Common Shares for which the Class M Warrant is exercisable, so as to preserve, without dilution, the exercise rights of the Holder.  Upon receipt of such opinion, the Board of Directors shall forthwith make the adjustments described therein.

9.

Loss or Destruction of Class M Warrant.  Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Class M Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Class M Warrant Certificate, if mutilated, the Company shall execute and deliver a new Class M Warrant Certificate of like tenor and date.

10.

Notices.  Any notice, demand or delivery authorized by this Class M Warrant Certificate shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

If to the Company:

GOLDRICH MINING COMPANY

2607 Southeast Blvd., Suite B211

Spokane, WA 99223-76143412

Attention:  William Schara

Telephone No.: (509) 768-4468

Facsimile No.: (509) 695-3289

Email: wschara@goldrichmining.com

With a copy to:

DORSEY & WHITNEY LLP

1400 Wewatta Street, Suite 400

Denver, CO  80202-5647

Attn:  Jason K. Brenkert, Esq.

Fax:  303-629-3450

If to the Holder:

at the address set forth on the last page of this Class M Warrant.

Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.

11.

Rights of the Holder.  Prior to the exercise of any Class M Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or any notice of any proceedings of the Company except as may be specifically provided for herein.

12.

Governing Law.  THIS CLASS M WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ALASKA, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

13.

Amendments; Waivers.  Any provision of this Class M Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

14.

Company Reorganization.  In the event of any sale of substantially all the assets of the Company or any reorganization, reclassification, merger or consolidation of the Company where the Company is not the surviving entity, then as a condition to the Company entering into such transaction, the entity acquiring such assets or the surviving entity, as the case may be, shall agree to assume the Company’s obligations hereunder.

************

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of January 29, 2014.

GOLDRICH MINING COMPANY

By:

Name: William Schara

Title: Chief Executive Officer

HOLDER:

 (Name and address)

Execution Version

CLASS M WARRANT EXERCISE SUBSCRIPTION FORM

(To be executed only upon exercise of the Class M Warrant

after delivery of Warrant Exercise Notice)

To:

GOLDRICH MINING COMPANY

The undersigned irrevocably exercises the Class M Warrant for the purchase of _______________ shares (the “Shares”) of Common Shares, par value $0.10 per share, of GOLDRICH MINING COMPANY (the “Company”) at $______________ per Share (the Exercise Price currently in effect pursuant to the Class M Warrant).

The undersigned herewith makes payment of $_____________ (such payment being made in cash or by certified or official bank or bank cashier's check payable to the order of the Company or by any permitted combination of such cash or check), all on the terms and conditions specified in the within Class M Warrant Certificate, surrenders this Class M Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Class M Warrant be registered or placed in the name and at the address specified below and delivered thereto.

(Check one)

☐

The undersigned holder (i) at the time of exercise of these Warrants is not in the United States; (ii) is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising these Warrants on behalf, or for the account or benefit, of a person in the U.S. or a “U.S. person”; and (iii) did not execute or deliver this Warrant Exercise Form in the United States; or

☐

The undersigned certifies that an exemption from registration under the U.S. Securities Act and any applicable state securities laws is available, and attached hereto is an opinion of counsel to such effect, it being understood that any opinion of counsel tendered in connection with the exercise of these Warrants must be in form and substance reasonably satisfactory to the Corporation; or

☐

The undersigned certifies that the undersigned is an “accredited investor” as defined under Rule 501(a) of Regulation D and has delivered herewith a duly-executed U.S. Accredited Investor Certificate in the form set forth below.

The undersigned acknowledges that the certificates representing the Common Shares issuable upon exercise of this Warrant will bear a legend restricting their transfer under the U.S. Securities Act and applicable state securities laws.

Number of Common Shares beneficially owned or deemed beneficially owned by the Holder on the date of

Exercise: _________________________

Check this box, if applicable:

☐

The undersigned hereby represents that it has either sold the common stock to be issued hereunder or intends to sell such common stock within five (5) business days of receipt of such common stock in compliance with the Plan of Distribution set forth in the Registration Statement file under the U.S. Securities Act in respect to such common stock and in compliance with the applicable securities law.  The undersigned hereby requests that the share certificate representing the common stock be issued without a restrictive legend.

Date:

Execution Version

(Signature of Owner)

(Street Address)

(City)

(State)

(Zip Code)

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised portion of the Class M Warrant evidenced by the within Class M Warrant Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

U.S. Accredited Investor Certificate Follows

Execution Version

U.S. ACCREDITED INVESTOR CERTIFICATE

TO:

GOLDRICH MINING COMPANY

The Purchaser understands and agrees that the shares of common stock issuable upon exercise of the Warrants (collectively, the “Securities”) have not been and will not be registered under the U.S. Securities Act, or applicable state securities laws, and the Securities are being offered and sold to the Purchaser in reliance upon Rule 506(b) of Regulation D under the U.S. Securities Act.

Capitalized terms used in this certificate and defined in the Warrant to which this certificate is attached have the meaning defined in the Warrant unless otherwise defined herein.

The Purchaser represents, warrants and covenants (which representations, warranties and covenants shall survive the Closing) to the Company (and acknowledges that the Company is relying thereon) that:

(a)

it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment;

(b)

it understands and agrees that the Securities have not been and will not be registered under the U.S. Securities Act, or applicable state securities laws, and the Securities are being offered and sold to the Purchaser in reliance upon Rule 506(b) of Regulation D;

(c)

it is purchasing the Securities for its own account or for the account of one or more persons for whom it is exercising sole investment discretion, (a “Beneficial Purchaser”), for investment purposes only and not with a view to resale or distribution and, in particular, neither it nor any Beneficial Purchaser for whose account it is purchasing the Securities has any intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons; provided, however, that this paragraph shall not restrict the Purchaser from selling or otherwise disposing of any of the Securities pursuant to registration thereof pursuant to the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements;

(d)

it, and if applicable, each Beneficial Purchaser for whose account it is purchasing the Securities is a U.S. Accredited Investor that satisfies one or more of the categories of U.S. Accredited Investor indicated below (the Purchaser must initial “SUB” for the Purchaser, and “BP” for each Beneficial Purchaser, if any, on the appropriate line(s)):

  Category 1.

A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

  Category 2.

A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

  Category 3.

A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; or

Execution Version

  Category 4.

An insurance company as defined in Section 2(13) of the U.S. Securities Act; or

  Category 5.

An investment company registered under the United States Investment Company Act of 1940; or

  Category 6.

A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or

  Category 7.

A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

 Category 8.

A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S. $5,000,000; or

  Category 9.

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

  Category 10.

A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

  Category 11.

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000; or

  Category 12.

Any director or executive officer of the Company; or

  Category 13.

A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds US$1,000,000; provided, however, that (i) person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

Execution Version

(iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability; or

  Category 14.

A natural person who had an individual income in excess of U.S. $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

  Category 15.

A trust, with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

  Category 16.

Any entity in which all of the equity owners meet the requirements of at least one of the above categories;

(e)

it acknowledges that the Securities are “restricted securities”, as such term is defined under Rule 144 of the U.S. Securities Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws, and it agrees that if it decides to offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Securities absent such registration, it will not offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Securities, except:

i.

to the Company; or

ii.

outside the United States in an “offshore transaction” in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act, if available, and in compliance with applicable local laws and regulations; or

iii.

in compliance with the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities laws; or

iv.

in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws;

v.

and, in the case of subparagraph (iii) or (iv), it has furnished to the Company an opinion of counsel of recognized standing in form and substance satisfactory to the Company to such effect.

(f)

it understands and acknowledges that the Securities are “restricted securities” as defined in Rule 144 under the U.S. Securities Act and upon the original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act and applicable state securities laws, the certificates representing the Securities,

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and all securities issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS IN THESE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” ON STOCK EXCHANGES.”

provided that, if any Securities are being sold, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing, in form and substance reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act;

(g)

the Purchaser understands that absent registration pursuant to the U.S. Securities Act, the Purchaser may be required to hold the Securities indefinitely or to transfer the Securities in “private placements” which are exempt from registration under the U.S. Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the Purchaser.  As a consequence, the Purchaser understands that it must bear the economic risks of the investment in the Securities for an indefinite period of time;

(h)

the office or other address of the Purchaser at which the Purchaser received and accepted the offer to purchase the Securities is the address listed as the “Purchaser’s Address” on the signature page of the Subscription Agreement;

(i)

it has had the opportunity to ask questions of and receive answers from the Company regarding the investment, and has received all the information regarding the Company that it has requested;

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(j)

it consents to the Company making a notation on its records or giving instruction to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein;

(k)

it understands and acknowledges that (i) if the Company is deemed to have been at any time previously an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the U.S. Securities Act may not be available for resale of the Securities, (ii) the Company believes that it likely was previously an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents and (iii) the Company is not obligated to make Rule 144 under the U.S. Securities Act available for resale of such Securities;

(l)

it has not purchased the Securities as a result of any form of “general solicitation” or “general advertising” (as used in Rule 502(c) of Regulation D), including any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by “general solicitation” or “general advertising”; and

(m)

it acknowledges that the representations, warranties and covenants contained in this Certificate are made by it with the intent that they may be relied upon by the Company in determining its eligibility or the eligibility of others on whose behalf it is contracting thereunder to purchase Securities.  It agrees that by accepting Securities it shall be representing and warranting that the representations and warranties above are true as at the Closing with the same force and effect as if they had been made by it at the Closing and that they shall survive the purchase by it of Securities and shall continue in full force and effect notwithstanding any subsequent disposition by it of such securities.

The Purchaser undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Purchaser or any Beneficial Purchaser set forth herein which takes place prior to the Closing.

Dated this

 day of

, ______.

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If a Corporation, Partnership or Other Entity: Name of Entity Type of Entity Signature of Person Signing Print or Type Name and Title of Person Signing	If an Individual: Signature Print or Type Name